Exhibit 99.2

April 1, 2026

Micron Announces the Expiration of the Cash Tender Offers for Any and All of Certain Outstanding Senior Notes

BOISE, Idaho, April 1, 2026 (GLOBE NEWSWIRE) -- Micron Technology, Inc. (Nasdaq:MU), (the "Company" or "Micron") announced today that the previously announced cash tender offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) to purchase any and all of Micron’s senior notes listed in the table below (collectively, the “notes”) expired at 5:00 p.m., New York City time, on March 31, 2026 (the “Expiration Time”). As of the Expiration Time, the aggregate principal amount of each series of notes set forth in the table below has been validly tendered in the Tender Offers. Micron expects to accept for payment all notes validly tendered and not withdrawn and expects to make payment for such notes on April 3, 2026.

Title of Security	CUSIP/ISIN Numbers	Principal Amount Outstanding Prior to the Tender Offers	Aggregate Principal Amount Tendered as of the Expiration Time	Aggregate Principal Amount Subject to Guaranteed Delivery Procedures
5.300% Senior Notes due 2031	595112CD3 / US595112CD31	$1,000,000,000	$737,097,000	$47,229,000
5.650% Senior Notes due 2032	595112CG6 / US595112CG61	$500,000,000	$427,022,000	$8,307,000
5.875% Senior Notes due 2033	595112BZ5 / US595112BZ51	$750,000,000	$574,035,000	$6,577,000
5.875% Senior Notes due 2033	595112CB7 / US595112CB74	$900,000,000	$684,841,000	$45,516,000
5.800% Senior Notes due 2035	595112CE1 / US595112CE14	$1,000,000,000	$862,833,000	$17,724,000
6.050% Senior Notes due 2035	595112CH4 / US595112CH45	$1,250,000,000	$1,029,483,000	$14,732,000

BofA Securities, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC acted as lead dealer managers. Persons with questions regarding the Tender Offers should contact BofA Securities at (888) 292-0070, Morgan Stanley & Co. LLC at (800) 624-1808 (toll free), and Wells Fargo Securities, LLC at (866) 309-6316 (toll free), or the information agent and tender agent, D.F. King & Co., Inc., by telephone at (212) 229-2634 (banks and brokers only), (800) 848-3409 (toll free), or by email at MU@dfking.com or at the following web address: www.dfking.com/MU.

This press release is not an offer to purchase or a solicitation of an offer to sell any securities and does not constitute a redemption notice for any securities.

About Micron

Micron Technology, Inc. is an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, manufacturing, and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and compute-intensive applications that unleash opportunities - from the data center to the intelligent edge and across the client and mobile user experience.

Micron®, any associated logos, and all other Micron trademarks are the property of Micron. Other product names or trademarks that are not owned by Micron are for identification purposes only and may be the trademarks of their respective owners.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including the risks related to the acceptance of any tendered notes, Micron’s expectations regarding purchasing notes subject to guaranteed delivery procedures, the Expiration Time and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with the terms set forth in the offer to purchase or at all and the timing of any of the foregoing as well as other risks and uncertainties identified in our most recent Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “can,” “will,” “should,” “seeks,” “intends,” “plans,” “projects,” “pro forma,” “estimates,” “forecasts,” “targets,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. Micron disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts:

Satya Kumar

Investor Relations

satyakumar@micron.com

(408) 450-6199

Mark Plungy

Media Relations

mplungy@micron.com

(408) 203-2910